Exhibit 99.1

Connexa Sports Technologies Inc.

Signs Content Creation Agreement with TikTok

for the Middle East and North Africa

Smyrna, DE, February 24, 2025 – As foreshadowed in a January 2025 press release, Connexa Sports Technologies Inc. (Nasdaq: YYAI) is pleased to announce that its majority-owned subsidiary, Yuanyu Enterprise Management Limited (YYEM), has signed an MCN (Multi-Channel Network) agency services agreement to create and sell content to TikTok as part of its exciting new vertical centered on social networking applications.

Under this agreement, YYEM will procure the production of content to be live-streamed or served as videos to TikTok’s multitude of users in the Middle East and North Africa (MENA). This is expected to include engaging broadcasts across various categories, such as sports, gaming, and lifestyle topics, produced by popular Twitch hosts and other influencers within the network that YYEM is developing. We anticipate that YYEM’s new vertical will also include live-streaming, voice chat rooms, gaming, and influencer-driven user-generated content (UGC). The fees generated by the arrangement with TikTok will depend on the rate of conversion by TikTok end-users.

With TikTok facing uncertainty in North America, YYEM is aiming to capitalize on the platform’s massive reach in the MENA region. As of July 2024, countries like the United Arab Emirates and Saudi Arabia reported TikTok penetration rates exceeding 120% of the adult population, making this a prime market for YYAI and YYEM to target with our new venture.

Hongyu Zhou, Chairman of YYAI, commented, “This deal has the potential to create new revenue streams for YYAI, as well as marketing and other opportunities related to YYEM’s engagement with TikTok’s large and growing base of users and fans. Given the challenges TikTok is facing in the United States, we believe that partnering with TikTok in the MENA region presents a unique opportunity. We expect to grow our social networking, influencer, and content creation business over the coming year and anticipate that our new social networking vertical will open further opportunities for YYAI.”

This TikTok collaboration furthers Connexa’s mission to leverage technology and partnerships to unlock new opportunities in the digital landscape. By combining a portfolio of innovative technologies with an extensive influencer network, Connexa and YYEM aim to redefine content creation in one of TikTok’s most engaged markets.

About YYAI:

Connexa Sports Technologies Inc. (YYAI), via its majority-owned subsidiary, Yuanyu Enterprise Management Co., Limited (YYEM), operates across the rapidly emerging Love and Marriage sector. YYEM owns numerous patents, technologies and algorithms that drive its big data and matchmaking analyses, deriving its current revenues from royalties.

YYAI Contact Information:

info@yuanyuenterprise.com
www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	the risks associated with the Company’s relatively low public float, which may result in the Company’s common stock experiencing significant price volatility;

●	the risks associated with YYEM not being able to procure content production;

●	the risks associated with YYEM being able to procure production of content across some but not all of the categories of sports, gaming, and lifestyle topics;

●	uncertainties regarding the rate of conversion by TikTok end-users;

●	uncertainties regarding the growth of the Company’s social networking, influencer, and content creation business

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.